ELEPHANT TALK COMMUNICATIONS receives notice that nyse mkt accepted the company’s plan to regain compliance with continued listing standards

OKLAHOMA CITY – June 14, 2013 - Elephant Talk Communications Corp. (NYSE MKT: ETAK), a leading international provider of proprietary Software Defined Network Architecture (Software DNA™) platforms for the telecommunications industry that empower Mobile (Virtual) Network Operators (MNOs and MVNOs) and a market leader in providing solutions to counter electronic fraud in the cloud, announced today that on June 13, 2013, the NYSE MKT (the "Exchange") notified the Company that it made a reasonable demonstration of its ability to regain compliance with the continued listing requirements of the Exchange. The Exchange notified the Company that while it is not in compliance with the continued listing standards of the Exchange, its listing is being continued pursuant to an extension. Specifically, the period in which the Company may regain compliance in accordance with Section 1003(a)(iv) of the Company Guide of the NYSE MKT has been extended to August 31, 2013.

The Company received notice from NYSE MKT Staff dated May 17, 2013 indicating that the Company was below one of the Exchange's continued listing standards set forth in Section 1003(a)(iv), which applies if a listed company has sustained losses in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it is questionable, in the opinion of the Exchange, as to whether the listed company will be able to continue its operations or meet its obligations as they mature.

During the extension period, the Company will be subject to periodic review by the Staff of the Exchange.  The failure by the Company to make progress consistent with the accepted plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

“The notice that the Exchange has accepted Elephant Talk’s plan to regain compliance comes in conjunction with the Company’s plan to raise $12 million in equity funding and the $1.5 million of funding the Company received in May,” stated Steven van der Velden, Chairman and CEO of Elephant Talk. “With these important developments, the Company is better-positioned for future progress and growth.”

About Elephant Talk:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNATM) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, Full OSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers including Vodafone, T-Mobile and Zain, and virtually all business is focused on tier 1 and tier 2 operators worldwide. Visit: www.elephanttalk.com.

Elephant Talk Communications Corp.

9705 N. Broadway Ext.

Ste 200, 2nd Floor

Oklahoma City, OK 73114 +1 (813) 926-8920

About ValidSoft:

ValidSoft Limited has been a wholly owned subsidiary of Elephant Talk Communications since early 2010 and underpins its mobile/cloud security offering. The company is a market leader in providing solutions to counter electronic fraud and safeguarding consumer privacy relating to a variety of bank, card, internet and telephone channels. ValidSoft's solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), the security of the relevant telecommunication channel used (Secure Communications), and the integrity of transactions itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner while being very easy to use. The company counts several leading worldwide service providers and institutions amongst its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit: www.validsoft.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Investor Relations Contacts:

Steve Gersten
Elephant Talk Communications
+1 813 926 8920
steve.gersten@elephanttalk.com

Peter Salkowski
The Blueshirt Group
+1 415 489 2184
peter@blueshirtgroup.com

Public Relations Contacts:

US: Fishburn Hedges

Jessica Morris

+ 1 212 459 6232

etak@fishburn-hedges.com

UK: Fishburn Hedges

+44 (0)20 7839 4321

validsoft@fishburn-hedges.co.uk